EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated September 25, 2015, with respect to the financial statement of Advisors Disciplined Trust 1482, comprising Advisors Corporate Trust--Navellier/Dial High Income Opportunities Portfolio,
Series 100, contained in Amendment No. 1 to the Registration Statement on
Form S-6 (File No. 333-203719) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


                                /s/ GRANT THORNTON LLP


Chicago, Illinois
September 25, 2015